Exhibit 10.1
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement, dated as of March 2, 2026 (this “Agreement”) is made by and among ITT INC., an Indiana corporation (the “Company”), and LSF11 Redwood Parent, L.P., a Delaware limited partnership (the “Original Holder”).
WHEREAS, the Company and the Original Holder are parties to that certain Membership Interest Purchase Agreement, dated as of December 4, 2025 (the “Purchase Agreement”), pursuant to which the Company is issuing shares of its Common Stock to the Original Holder;
WHEREAS, the Original Holder has requested that it be granted certain registration rights with respect to the shares of the Company’s Common Stock (as defined below) held by the Original Holder as more fully set forth herein; and
WHEREAS, the Company has agreed to grant the Original Holder such registration rights as more fully set forth herein.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Certain Definitions. As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to them below:
“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person.
“Blackout Period” means a period of up to 60 days in the event that the Company determines in good faith (after consultation with outside counsel) that the registration or sale of Registrable Securities would (a) reasonably be expected to materially adversely affect or materially interfere with any material proposed acquisition, disposition, financing or other material transaction under consideration by the Company or (b) require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect Parent; provided that, a Blackout Period may not occur more than twice in any period of 12 consecutive months and no more than 60 days in a 180 day period.  For the avoidance of doubt, a Blackout Period shall expire when the conditions in the foregoing clauses (a) or (b), as applicable, cease to be true.
“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.
“Closing Date” has the meaning set forth in the Purchase Agreement.
“Common Stock” means the common stock, par value $1.00 per share, of the Company, and any equity securities issued or issuable in exchange for or with respect to the Common Stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Holder” or “Holders” means the Original Holder and any Person who shall acquire and hold Registrable Securities in accordance with the terms of this Agreement.
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.
“Participating Holder” means a Holder who shall have properly submitted a written request for inclusion of such Holder’s Registrable Securities in a registration pursuant to Section 2.1 or 2.2.
“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity or any governmental or regulatory body or other agency or authority or political subdivision thereof, including any successor, by merger or otherwise, of any of the foregoing.
“Registrable Securities” means (i) shares of Common Stock held by the Original Holder as of the date of this Agreement (including, for the avoidance of doubt, all shares of Common Stock received as consideration pursuant to the Purchase Agreement), and (ii) shares of Common Stock issued or issuable, directly or indirectly, in exchange for or with respect to the Common Stock referenced in clause (i) above. Any particular Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, or (C) such securities shall cease to be outstanding; provided, further, that no shares of Common Stock shall be considered Registrable Securities once the number of securities constituting Registrable Securities is less than 25% of the number of Registrable Securities outstanding as of the date of this Agreement.
“Registration Expenses” means all fees and expenses incurred in connection with the Company’s performance of or compliance with the provisions of Article II, including, without limitation: (i) all registration, listing, qualification and filing fees (including FINRA filing fees); (ii) fees and expenses of compliance with state securities or “blue sky” laws (including counsel fees in connection with the preparation of a blue sky and legal investment survey and FINRA filings); (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show; (vi) fees and disbursements of counsel for the Company; (vii) fees and disbursements of independent public accountants, including the expenses of any audit or “comfort” letter, and fees and expenses of other persons, including special experts, retained by the Company; (viii) underwriter fees, excluding discounts and commissions, and any other expenses which are customarily borne by the issuer or seller of securities in a public equity offering; and (ix) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shelf Registration Statement” means a registration statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, including the registration statement pursuant to which a prospectus supplement may be filed in accordance with Section 2.1(b) hereof.
“Underwritten Offering” means a registered offering in which securities of the Company are sold to, through or otherwise involving an underwriter or underwriters to the public.
“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.
ARTICLE II
REGISTRATION RIGHTS
Section 2.1    Resale Shelf Registration.
(a)    Filing Obligation. No later than 90 days following the Closing Date, the Company shall prepare and file with the SEC a Shelf Registration Statement covering the resale of all Registrable Securities. The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as practicable after filing (to the extent not automatically effective upon filing) and to keep such Shelf Registration Statement effective until the earlier of (i) the date on which there are no Registrable Securities outstanding, or (ii) the third anniversary of the date of this Agreement (the “Effectiveness Period”).
(b)    Automatic Shelf Registration. To the extent the Company is a WKSI at the time of filing the Shelf Registration Statement pursuant to Section 2.1(a), the Company shall file an Automatic Shelf Registration Statement on Form S-3 or a prospectus supplement under an existing Automatic Shelf Registration Statement which covers the resale of all Registrable Securities. If the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement or prospectus supplement is filed, as applicable, the Company shall pay such fee at such time or times and from time to time as the Registrable Securities are to be sold.
(c)    Underwritten Shelf Takedown (Demand Right). Subject to the lock-up provisions set forth in the Purchase Agreement and Section 2.1(d) below, at any time during the Effectiveness Period, the Original Holder shall have the right to request that the Company facilitate an Underwritten Offering of all or a portion of the Registrable Securities pursuant to the Shelf Registration Statement (an “Underwritten Takedown”) by delivering a written request therefor to the Company specifying the number of Registrable Securities proposed to be included in such Underwritten Takedown. In such circumstance, the Company shall, as promptly as practicable, and in a manner reasonably agreed with the Original Holder, amend or supplement the Shelf Registration Statement as the Company reasonably believes is necessary in order to enable such Registrable Securities to be distributed pursuant to the Underwritten Takedown. Without the prior written consent of the Original Holder, which consent may be withheld, conditioned or delayed in the sole and absolute discretion of the Original Holder, neither the Company nor any third party shall have any right to piggyback on or otherwise sell Common Stock for their own account in an Underwritten Takedown.
(d)    Limitations on Underwritten Takedowns. The rights granted in Section 2.1(c) are subject to the following limitations:
(i)    The Company shall not be obligated to facilitate more than one Underwritten Takedown under Section 2.1(c) for the benefit of the Holders.
(ii)    The Company shall not be obligated to facilitate an Underwritten Takedown unless the aggregate anticipated offering price to the public of the Registrable Securities to be included is at least $50,000,000.
(e)    Withdrawal Rights. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing an Underwritten Takedown, the Holders shall have the right to withdraw from such Underwritten Takedown any or all of the Registrable Securities designated by it for registration.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable Underwritten Takedown and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). If withdrawn, a demand for an Underwritten Takedown shall constitute a demand for an Underwritten Takedown by the Seller for purposes of Section 2.1(d)(i), unless the Holders reimburse the Company for all third party Registration Expenses with respect to such Underwritten Takedown.
(f)    Selection of Underwriters. In connection with each Underwritten Takedown, the Company shall have the right to designate the lead managing underwriter(s) and each other underwriter provided that the designation of the lead managing underwriter(s) shall be subject to the consent of the Original Holder which consent shall not be withheld, conditioned or delayed; provided, further, that the Original Holder may select the lead managing underwriter(s) in the base of a “bought deal” where there is no marketing period before the underwriting agreement for such offering is executed.
(g)    Holdback Agreements.  In connection with any Underwritten Takedown in which a Holder participates, such Holder agrees to enter into customary lock-up agreement in favor of the managing underwriter(s), restricting the sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to an applicable Underwritten Takedown during the period commencing on the date of the “pricing” of such Underwritten Takedown and continuing for not more than the lesser of (i) the period to which the Company (subject to customary carve-outs and limitations) is restricted and (ii) 60 days after the date of the

“final” prospectus (or “final” prospectus supplement if the Underwritten Takedown is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Takedown shall be made, or such shorter period as is required by the lead managing underwriter(s).
(h)    Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Original Holder, to require the Original Holder to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period.  In the event of a Blackout Period, the Company shall deliver to the Original Holder a certificate signed by the chief executive officer, the chief financial officer or the general counsel of the Company certifying that, in the good faith judgment of the Company, the conditions described in the definition of Blackout Period are met.  After the expiration of any Blackout Period and without any further request from the Original Holder, the Company shall to the extent necessary as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company shall promptly provide written notice to the Original Holder of the expiration of any Blackout Period.
Section 2.2    Piggyback Participation. If, at any time, the Company proposes to effect or facilitate an Underwritten Offering (other than pursuant to Section 2.1), whether or not for its own account, the Company shall give prompt written notice thereof to the Original Holder. Upon the written request of the Original Holder, made within five (5) days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be sold by each Holder in such Underwritten Offering), the Company, subject to Sections 2.3, shall use commercially reasonable efforts to cause all such Registrable Securities to be included in the Underwritten Offering (a “Piggyback Registration”). To the extent that the lead managing underwriter(s) advises the Company that, in its opinion, the inclusion of the Registrable Securities sought to be included in such Piggyback Registration by the Original Holder would adversely affect the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then the Company shall include in the offering only such Registrable Securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect.
Section 2.3    Notwithstanding the foregoing, any election to effect a participation right under this Section 2.2 shall not be deemed to be an Underwritten Takedown pursuant to Section 2.1(c).
Section 2.4    Priority in Registrations.
(a)    If the managing underwriter for any Underwritten Offering (other than an Underwritten offering undertaken pursuant to Section 2.1), whether proposed by the Company or a third party that is not a Holder, advises the Company or such third party that, in its view, the number of securities requested to be included in such Underwritten Offering exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the

Company or such third party, as applicable (the “Sale Number”), the Company or such third party shall permit the inclusion in such Underwritten Offering:
(i)    first, all Common Stock that the Company or such third party proposes to offer for its own account;
(ii)    second, to the extent that the number of securities to be included pursuant to clause (i) is less than the Sale Number, all Registrable Securities the Original Holder proposes to offer; and
(iii)    third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) is less than the Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the aggregate number of Registrable Securities then owned by each such Holder.
Section 2.5    Registration Procedures. Whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act or facilitate and Underwritten Takedown as provided in this Agreement, the Company, as expeditiously as possible:
(a)    shall prepare and file with the SEC the requisite registration statement or prospectus supplement, which shall comply as to form in all material respects with the requirements of the applicable form and shall include all financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, or any Issuer Free Writing Prospectus related thereto, the Company will furnish to one counsel for the Participating Holders (selected by the Original Holder) and to the lead managing underwriter, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall incorporate the reasonable comments thereof and shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any Issuer Free Writing Prospectus related thereto to which the Original Holder or the underwriters, if any, shall reasonably object);
(b)    shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as the Original Holder shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Participating Holder(s) thereof set forth in such registration statement;
(c)    shall furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement, each preliminary prospectus and supplement thereto and each Issuer Free Writing Prospectus utilized in connection therewith, all in conformity with the requirements of the Securities Act, and such other documents as the Original Holder and underwriter reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities owned by each Participating Holder, and shall consent to the use in accordance with all applicable law of each such registration statement, each amendment thereto, each such prospectus, preliminary prospectus or supplement thereto or Issuer Free Writing Prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus;
(d)    shall use commercially reasonable efforts to register or qualify the Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Original Holder or any managing underwriter, if any, reasonably shall request, and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required (i) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.4(d), it would not be required to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;
(e)    shall promptly notify the Original Holder and each managing underwriter, if any:
(i)    when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any Issuer Free Writing Prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii)    of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information;
(iii)    of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;
(iv)    of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;
(v)    of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any supplement thereof, any document incorporated therein by reference, any Issuer Free Writing Prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and
(vi)    if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement or other similar agreement relating to the offering shall cease to be true and correct; and, if the notification relates to an event described in clause (v), the Company promptly shall prepare and file with the SEC, and furnish to each seller and each underwriter, if any, a reasonable number of copies of, a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(f)    shall comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 90 days after the end of the 12-month period described hereafter), an earnings statement, which need not be audited, covering a period of at least 12 consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(g)    shall enter into such customary agreements (including, if applicable, an underwriting agreement in a form and substance reasonably satisfactory to the Original Holder) and take such other actions as the Original Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
(h)    shall obtain an opinion and disclosure or negative assurance letter from the Company’s counsel and a “comfort” letter from the Company’s independent public accountants, each in customary form and covering such matters as are customarily covered by such opinions, letters and “comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letters shall be reasonably satisfactory to the underwriter and its counsel, if any;
(i)    shall make reasonably available its senior management for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters, taking into account the needs of the Company’s businesses and the requirements of the marketing process, in the marketing of Registrable Securities in any Underwritten Offering;
(j)    shall cooperate with the Participating Holders and the managing underwriter, if any, and provide or cause to be provided, customary deliverables to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least three Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;
(k)    shall take all such other commercially reasonable actions as are necessary, customary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;
(l)    shall not take any direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition thereunder is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;
(m)    shall cooperate with each Participating Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and
(n)    shall take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration pursuant to this Agreement complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
The Company may require as a condition precedent to the Company’s obligations under this Section 2.4 that each Participating Holder as to which any registration is being effected furnish the Company such information in writing regarding such Participating Holder and the distribution of its Registrable Securities as the Company from time to time reasonably may request; provided, that, such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration. Each Participating Holder agrees that upon receipt of any notice from the Company under Section 2.4(e)(v), such Participating Holder will discontinue its disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus.
Section 2.6    Registration Expenses.
(a)    The Company shall pay all Registration Expenses with respect to the Shelf Registration Statement and any Underwritten Takedown.
(b)    Notwithstanding the foregoing, (i) in connection with any registration hereunder, each Participating Holder shall pay all underwriting discounts and commissions pro rata in accordance with the number of Registrable Securities sold in the offering by such Participating Holder and transfer taxes, if any, attributable to the sale of such Participating Holder’s Registrable Securities and (ii) the Company shall, in the case of all registrations under this Article II, be responsible for all its internal expenses.

Section 2.7    No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.
Section 2.8    Indemnification.
(a)    Indemnification by Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article II, the Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, employees, agents, Affiliates, consultants, representatives, general and limited partners, stockholders, successors, assigns, and each other Person, if any, who controls such Holder within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel) (collectively, “Losses”), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary to be stated or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, in any registration statement under which such securities were registered under the Securities Act, or amendment thereof or supplement thereto, or in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any Issuer Free Writing Prospectus utilized in connection therewith, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein; and provided, further, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of the Company. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.
(b)    Indemnification by Holders. Each Holder whose Registrable Securities are included in the securities as to which any registration under Section 2.1 is being effected shall, severally and not jointly, indemnify and hold harmless the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, employees, agents, Affiliates, and controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder specifically for use therein; provided, however, that the aggregate amount that any such Holder shall be required to pay pursuant to this Section 2.7 shall in no case be greater than the amount of the proceeds net of underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim; and provided, further, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of such Holder.
(c)    Any Person entitled to indemnification under this Agreement promptly shall notify the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.7, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.7, except to the extent the indemnifying party is materially prejudiced thereby, and shall not relieve the indemnifying party from any liability that it may have to any such Person otherwise than under this Article II. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party, (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. Without the written consent of the indemnified party, which consent shall not be unreasonably withheld, no indemnifying party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, whether or not the indemnified party is an actual or potential party to such action or claim, unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 2.7(a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.7(d). The amount paid or payable in respect of any Loss shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.7(d) to the contrary, no indemnifying party other than the Company shall be required pursuant to this Section 2.7(d) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.7(b).
(e)    The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.
(f)    The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.
ARTICLE III
GENERAL
Section 3.1    Rule 144. The Company covenants that (a) it will use commercially reasonable efforts to timely file the reports required to be filed by it under the Securities Act or the Exchange Act or, if it is not required to file such reports, upon the request of any Holder it shall make publicly available other information so long as necessary to permit sales of such Registrable Securities in compliance with Rule 144 under the Securities Act and (b) it will take such further action as any Holder reasonably may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
Section 3.2    Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders contemplated by this Agreement; provided, that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.
ARTICLE IV
MISCELLANEOUS
Section 4.1    Amendment and Waiver.
(a)    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and the Original Holder or, in the case of a waiver, by the party or parties against whom the waiver is to be effective, in an instrument specifically designated as an amendment or waiver hereto.
(b)    No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
Section 4.2    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(i) if to any Holder other than the Original Holder, to its last known address appearing on the books of the Company maintained for such purpose, and if to the Original Holder, to:
LSF11 Redwood Parent, L.P.
6688 North Central Expressway
Suite 1600

Dallas, Texas 75206
Attention: General Counsel
E-mail: generalcounsel@hudson-advisors.com
(ii) if to the Company, to:
ITT Inc.
100 Washington Blvd
6th Floor
Stamford, Connecticut 06902
Attention: Lori Marino
E-mail: lori.marino@itt.com
or such other address as the Company or the Original Holder shall have specified to the other party in writing in accordance with this Section 4.2.
Section 4.3    Assignment. This Agreement and the rights, duties and obligations of either party hereunder may not be assigned, transferred or delegated by such party in whole or in part without the prior written consent of the other party.
Section 4.4    Incorporation from Purchase Agreement. Sections 11.5 (Entire Agreement), 11.7 (Governing Law), 11.8 (Arbitration of Disputes), 11.11 (Enforcement), 11.13 (Severability), 11.14 (Waiver of Jury Trial), 11.15 (Counterparts), 11.16 (Electronic Signature), and 11.18 (No Presumption Against Drafting Party) of the Purchase Agreement are incorporated into this Agreement, mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
ITT Inc.

By:    /s/ Lori Marino
Name: Lori Marino
Title: Senior Vice President, Chief Legal Officer,
Secretary and Chief Compliance Officer

Signature Page to Registration Rights Agreement

LSF11 Redwood Parent, L.P.
By: LSF11 Redwood GP LLC, its General Partner

By:    /s/ Clay Sampson
Name: Clay Sampson
Title: President

Signature Page to Registration Rights Agreement